                                                                    Exhibit 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, of our report dated February 21, 2001 (except with respect to the matters discussed in Note 12, as to which the date is March 19, 2001) included in Bio-Technology General Corp.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.




                                                        ARTHUR ANDERSEN LLP


October 11, 2001
New York, New York